Exhibit 99.1

IMPLANT SCIENCES APPLICATION FOR LISTING OF ADDITIONAL SHARES APPROVED BY AMERICAN STOCK EXCHANGE

IMPLANT SCIENCES MAINTAINS COMPLIANCE WITH SECTION 301 OF AMEX COMPANY GUIDE

WAKEFIELD, MA…December 21, 2007…Implant Sciences Corporation (AMEX: IMX) a leading developer of advanced explosives detection products and technology, today announced the notification of approval by the American Stock Exchange (“AMEX”) of the Company’s application for the listing of additional shares submitted on November 19, 2007. This listing application was submitted in response to correspondence received from the AMEX on November 16, 2007. Based upon this approval, the Company has resolved the continued listing deficiency referenced in the AMEX correspondence and is compliant with Section 301 of the AMEX Company Guide.

Implant Sciences believes this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties. Such statements are based on management's current expectations and are subject to facts that could cause results to differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the period ended June 30, 2007 and Quarterly Report for the period ended September 30, 2007. The Company assumes no obligation to update the information contained in this press release.

For further information contact:

Implant Sciences Corporation
Investor Relations
(781) 246-0700, ext 105, or
(508) 523-3141
david@implantsciences.com
www.implantsciences.com

Catalyst Financial Resources
Thomas T. O’Brien, 503-757-4903
Thomas@catalystresearch.com